Exhibit 23.2






               CONSENT OF INDEPENDENT AUDITOR

October 6, 2003

To Whom It May Concern:

We have issued our report dated January 31, 2003 accompanying the financial statements of Big Equipment Services, Inc. (formerly BigEquip.net), now known as Epic Financial Corporation, on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Epic Financial Corporation (formerly Big Equipment Services, Inc. and BigEquip.net) on Form S-8 (File No. 000-32495, to be filed on or about October 6, 2003).


/s/ Becker & Company CPAs
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BECKER & COMPANY, CPAs
Irvine, California